EXHIBIT 10.4

                        EXECUTIVE EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of February 16, 1998, to be effective as of the Effective Date (as hereinafter defined), by and between Specialty Teleconstructors, Inc., a Nevada corporation (hereinafter, together with its successors, referred to as the "Company"), on the one hand, and Anthony S. Ocepek (hereinafter referred to as the "Executive"), on the other hand.


                             W I T N E S S E T H :

     WHEREAS, the Executive is currently employed by OmniAmerica, Inc., a Delaware corporation ("OmniAmerica");

     WHEREAS, OmniAmerica is party to an Agreement and Plan of Merger (the "Merger Agreement"), dated the date hereof, among the Company, OAI Acquisition Corp., a Delaware corporation that is a wholly-owned subsidiary of the Company ("Acquisition"), OmniAmerica Holdings Corporation, a Delaware corporation that is the sole stockholder of OmniAmerica ("Holdings"), HMTF/Omni Partners, L.P., a Delaware limited partnership, and Omni/HSW Acquisition, Inc., a Delaware corporation;

     WHEREAS, pursuant to the terms of the Merger Agreement, Acquisition will be merged (the "Merger") with and into Holdings, with Holdings being the surviving corporation of the Merger;

     WHEREAS, upon the consummation of the Merger, Holdings will become a wholly-owned subsidiary of the Company;

     WHEREAS, upon the consummation of the Merger, the Company desires to employ the Executive in an executive capacity with the Company, and the Executive desires to be employed by the Company in said capacity; and

     WHEREAS, the parties hereto desire to set forth in writing the terms and conditions of their understandings and agreements.

     NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:





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            Section 1.  Definitions.

                  "Accrued Benefits" means (i) all salary earned or accrued through the date the Executive's employment is terminated, (ii) reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the date the Executive's employment is terminated and (iii) all other payments and benefits to which the Executive may be entitled under the terms of any applicable compensation arrangement or benefit plan or program of the Company, including any earned and accrued, but unused vacation pay.

                  "Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Affiliate" shall have the meaning given such term in Rule 12b-2 of the Act.

                  "Board" shall mean the board of directors of the Company.

                  "Cause" shall mean (i) the Executive's conviction of any crime (other than minor traffic offenses and other similar minor infractions),
      (ii) the Executive's breach of his obligations under this Agreement, (iii) the Executive's insubordination, fraud or dishonesty in connection with his employment hereunder, (iv) the Executive's refusal to perform his duties as an employee of the Company for a reason other than mental or physical disability or (v) the Executive's gross negligence or willful misconduct injurious to the Company or its Subsidiaries. Notwithstanding the above, the occurrence of the event specified in clause (ii) above shall not constitute Cause unless the Company gives the Executive written notice that such event constitutes Cause, and the Executive thereafter fails to cure such event within thirty (30) days after receipt of such notice.

                  "COBRA" means the Consolidated Omnibus Reconciliation Act of 1985.

                  "Effective Date" shall mean the date on which the transactions contemplated under the Merger Agreement are consummated.

                  "Employment Period" shall mean the period during which the Executive is employed by the Company.

                  "Financial Cause" shall mean (i) the breach by the Company or its Subsidiaries of any covenants under any agreements in respect of borrowed money binding on the Company or its Subsidiaries that is not waived prior to becoming a default or event of default under such agreement or (ii) the business conducted by the Company and its Subsidiaries fails to achieve ninety percent (90%) of its budget in


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      any given year,  as such  budget was  recommended  by the Chief  Executive
      Officer of the Company and approved by the Board.

                  "Good Reason" shall mean (i) any material breach by the Company of this Agreement, or (ii) any significant reduction, approved by the Board without the Executive's written consent, in the Executive's title, duties or responsibilities other than for Cause. Notwithstanding the above, the occurrence of any of the events described above will not constitute Good Reason unless the Executive gives the Company written notice within 30 days after the occurrence of any of such events that any of such events constitutes Good Reason, and the Company thereafter fails to cure any such event within 30 days after receipt of such notice.

                  "Person" shall mean any "person", within the meaning of Sections 13(d) and 14(d) of the Act, including a "group" as therein defined.

                  "Subsidiary" shall mean, with respect to any Person, any other Person of which such first Person owns the majority of the economic interest in such Person or owns or has the power to vote, directly or indirectly, securities representing a majority of the votes ordinarily entitled to be cast for the election of directors or other governing Persons.

            Section 2. Term of Employment. Unless earlier terminated in accordance with the terms of this Agreement, the Executive's Employment Period shall commence on the Effective Date hereof (the "Employment Date") and shall end on April 23, 2000; provided, however, that such Employment Period shall be extended for successive terms of one (1) year each unless either party advises the other, at least one hundred twenty (120) days prior to the end of the initial term or annual extension, as the case may be, that it will not agree to extend this Agreement.

            Section 3. Duties. During the Employment Period, the Executive (i) shall serve as Executive Vice President and Chief Financial Officer of the Company, (ii) shall report directly to the Board and to the Chairman of the Board of the Company, (iii) shall, subject to and in accordance with the authority and direction of the Board and the Chairman of the Board of the Company have such authority and perform in a diligent and competent manner such duties as may be assigned to him from time to time by the Board and the Chairman of the Board of the Company and (iv) shall devote his best efforts and such time, attention, knowledge and skill to the operation of the business and affairs of the Company as shall be necessary to manage and supervise the Company and the other business and affairs of the Company. The Executive shall not, however, be required to relocate his place of residence.

            Section 4. Compensation. During the Employment Period, the Executive shall be compensated as follows:



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                  (a) the  Executive  shall  receive,  at such  intervals and in accordance with such Company policies as may be in effect from time to time, an annual salary (pro rata for any partial year) equal to Two Hundred Forty-Five Thousand and No/100 Dollars ($245,000.00) ("Base Salary"), which Base Salary shall be subject to appropriate increase, as determined by the sole discretion of the Board; provided, however, that Executive is deemed to have commenced his employment effective as of the Effective Date for the purpose of this Section 4(a), and shall be entitled to receive such Base Salary effective from and after such date;

                  (b) the Executive shall be eligible to receive an annual bonus for each fiscal year of the Company commencing with the fiscal year ending June 30, 1998 (on a pro rata basis for any partial year) calculated based upon budgeted earnings before income tax, depreciation and amortization as approved by the Board and other criteria to be established by the Board in its discretion at the beginning of each fiscal year and adjusted from time to time;

                  (c) the Executive shall be reimbursed, at such intervals and in accordance with such Company policies as may be in effect from time to time, for any and all reasonable and necessary business expenses incurred by him for the benefit of the Company, including but not limited to travel expenses and other expenses as reflected in budgets submitted to and approved by the Board from time to time;

                  (d) the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company as determined by the Board from time to time;

                  (e) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company to similarly-situated executives of the Company on a historical basis (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company;

                  (f) the Executive shall be entitled to receive (in addition to the benefits described above) such perquisites and fringe benefits appertaining to his position in accordance with any practice established by the Board; and

                  (g) in addition to any benefits the Executive may receive pursuant to paragraph 4(d), as may be determined appropriate by the Board, the Company may, from time to time, grant the Executive stock options (the "Executive Options") exercisable for shares of capital stock of the Company and, subject to the terms of this Agreement, such Executive Options shall have such terms and provisions as may


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      be determined  appropriate  by the Board and  consistent  with  historical option grants to similarly-situated executives of the Company under the Company's stock option plans. Any such Executive Options will be granted under the Company's 1997 Stock Incentive Plan or a successor plan of the Company.

            Section 5.  Termination of Employment.

                  (a) All Accrued Benefits to which the Executive (or his estate or beneficiary) is entitled shall be payable in cash promptly upon termination of his Employment Period, except as otherwise specifically provided herein, or under the terms of any applicable policy, plan or program.

                  (b) Any termination by the Company, or by the Executive, of the Employment Period shall be communicated by written notice of such termination to the Executive, if such notice is delivered by the Company, and to the Company, if such notice is delivered by the Executive, each in compliance with the requirements of Section 13 hereinbelow.

                  (c) If prior to the expiration of the Employment Period, the Employment Period is terminated by the Executive for Good Reason or by the Company for any reason other than Cause, Financial Cause or the Executive's death, permanent disability (as defined in the Company's Board-approved disability plan or policy, as in effect from time to time) or retirement (as defined in the Company's Board-approved retirement plan or policy, as in effect from time to time), then, as his exclusive right and remedy in respect of such termination:

                      (i) the  Executive  shall be entitled to receive  from the
            Company his Accrued Benefits, except that, for this purpose, Accrued Benefits shall not include any entitlement to severance under any Company severance policy generally applicable to the Company's salaried employees;

                     (ii) the Executive shall receive from the Company,  as long as the Executive does not violate the provisions of Section 6 hereof, severance pay equal to the Executive's then current monthly Base Salary, payable in accordance with the Company's regular pay schedule, for twelve (12) months from the date of termination of employment; and

                    (iii) the Executive  shall continue to be covered,  upon the same terms and conditions as described in Section 4(e) hereinabove, by the same or equivalent medical, dental, and life insurance coverages as in effect for the Executive immediately prior to the termination of his employment, until the earlier of (A) the expiration of the period for which he receives severance pay pursuant to clause (c)(ii) above or (B) the date the Executive has commenced


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            new  employment  and has  thereby  become  eligible  for  comparable benefits, subject to the Executive's rights under COBRA.

                  (d) If prior to the expiration of the Employment Period, the Employment Period is terminated by the Company for Financial Cause, then, as his exclusive right and remedy in respect of such termination:

                      (i) the  Executive  shall be entitled to receive  from the
            Company his Accrued Benefits, except that, for this purpose, Accrued Benefits shall not include any entitlement to severance under any Company severance policy generally applicable to the Company's salaried employees;

                     (ii) the Executive shall receive from the Company,  as long as the Executive does not violate the provisions of Section 6 hereof, severance pay equal to the Executive's then current monthly Base Salary, payable in accordance with the Company's regular pay schedule, for six (6) months from the date of termination of employment; and

                    (iii) the Executive  shall continue to be covered,  upon the same terms and conditions as described in Section 4(e) hereinabove, by the same or equivalent medical, dental, and life insurance coverages as in effect for the Executive immediately prior to the termination of his employment, until the earlier of (A) the expiration of the period for which he receives severance pay pursuant to clause (c)(ii) above or (B) the date the Executive has commenced new employment and has thereby become eligible for comparable benefits, subject to the Executive's rights under COBRA.

                  (e) Any amounts payable to the Executive in installments pursuant to this Section 5 may, at the option of the Company, be paid in a lump sum rather than in installments as provided above. In any event, all such amounts (whether paid in installments or in a lump sum) shall be considered severance payments and be in full and complete satisfaction of the obligations of the Company to the Executive in connection with the termination of the Executive.

                  (f) Notwithstanding anything else contained herein, if the Executive voluntarily terminates his employment without Good Reason, or the Company terminates the Executive for Cause or the Executive is terminated by reason of death or permanent disability, all of his rights to severance from the Company (including pursuant to any plan or policy of the Company) shall terminate immediately, except the right to payment for Accrued Benefits (other than severance) in respect of periods prior to such termination.



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            Section 6.  Further Obligations of the Executive.

                  (a) During and following the Executive's employment by the Company, the Executive shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any confidential information or proprietary data of the Company or any of its Subsidiaries, except to the extent authorized in writing by the Board or required by any court or administrative agency, other than to an employee of the Company or any of its Subsidiaries, or a Person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company. Confidential information shall not include any information known generally to the public. All records, files, documents and materials, or copies thereof, relating to the Company's or any of its Subsidiaries', business which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company or any of its Subsidiaries, as the case may be, and shall be promptly returned by the Executive to the Company or such Subsidiary (as applicable) upon termination of the Executive's employment with the Company.

                  (b) Except with the Board's prior written approval, during the Employment Period and for one (1) year after the termination of the Employment Period or during any time the Executive is receiving severance payments under this Agreement, the Executive shall not, directly or indirectly:

                      (i) solicit, entice, persuade or induce any employee of the Company or any of its Subsidiaries to terminate his employment by the Company or any of its Subsidiaries or to become employed by any Person other than Holdings, the Company or any of its Subsidiaries; or

                     (ii) approach any such employee for any of the foregoing purposes; or

                    (iii) authorize, solicit or assist in the taking of such actions by any third party.

                  (c)  During the  Employment  Period and for one (1) year after the termination of the Employment Period and during any time the Executive is receiving severance payments under this Agreement, the Executive shall not, directly or indirectly, engage, participate, make any financial investment in, or become employed by or render advisory or other services to or for any Person or other business enterprise (other than the Company and its Affiliates) having or operating transmission towers within any of the same markets as the Company or any of its Subsidiaries (any of the foregoing activities being referred to herein as "Competitive Activities"). The foregoing covenant respecting Competitive Activities shall not be construed to preclude the Executive from (A) making any investments in the securities


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      of any company,  whether or not engaged in competition  the Company or any of its Subsidiaries, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or any foreign securities exchange and such investment does not exceed one percent (1%) of the issued and outstanding shares of such company or give the Executive the right or power to control or participate directly in making the policy decisions of such company,
      (B) making any investments in the securities of, or becoming employed by or rendering advisory or other services to or for, any Person or other
      business   enterprise  having  or  operating   transmission  towers  which
      generated in the most recent fiscal year less than 25% of the total revenues of any such enterprise and (C) maintaining any investments that the Executive has as of the date of this Agreement in securities of TowerWorks.

                  (d) Notwithstanding the foregoing provisions of Section 6(c), during the Employment Period and for six (6) months after the termination by the Company of the Employment Period for Financial Cause or without Cause, and during any time the Executive is receiving severance payments under this Agreement, the Executive shall not, directly or indirectly, engage, participate, make any financial investment in, or become employed by or render advisory or other services to or for any Person or other business enterprise (other than the Company and its Affiliates) as would constitute Competitive Activities. The foregoing covenant respecting Competitive Activities shall not be construed to preclude the Executive from (A) making any investments in the securities of any company, whether or not engaged in competition with the Company or any of its Subsidiaries, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or any foreign securities exchange and such investment does not exceed one percent (1%) of the issued and outstanding shares of such company or give the Executive the right or power to control or participate directly in making the policy decisions of such company, (B) making any investments in the securities of, or becoming employed by or rendering advisory or other services to or for, any Person or other business enterprise having or operating transmission towers which generated in the most recent fiscal year less than 25% of the total revenues of any such enterprise and (C) maintaining any investments that the Executive has as of the date of this Agreement in securities of TowerWorks.

                  (e) If any court determines that any portion of this Section 6 is invalid or unenforceable, the remainder of this Section 6 shall not thereby be affected and shall be given full effect without regard to the invalid provision. If any court construes any of the provisions of this
      Section 6, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.



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                  (f) The Executive hereby  acknowledges and agrees that damages will not be an adequate remedy for the Executive's breach of any of his covenants contained in this Section 6, and further agrees that the Company shall be entitled to obtain appropriate injunctive and/or other equitable relief for any such breach, without the posting of any bond or other security.

            Section 7. Successors. The Company may assign its rights under this Agreement to any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company. Any such assignment by the Company shall remain subject to the Executive's rights under
Section 5 hereof. The rights of the Executive under this Agreement may not be assigned or encumbered by the Executive, voluntarily or involuntarily, during his lifetime, and any such purported assignment shall be void ab initio. However, all rights of the Executive under this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive hereunder shall be paid, in the event of the Executive's death, to the Executive's estate, heirs or representatives.

            Section 8. Third Parties. Except for the rights granted to the Company and its Subsidiaries pursuant hereto (including, without limitation, pursuant to Section 6 hereof) and except as expressly set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

            Section 9. Enforcement. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof is declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

            Section 10. Amendment. This Agreement may not be amended or modified at any time except by a written instrument approved by the Board, and executed by the Company and the Executive; provided, however, that any attempted amendment or modification without such approval and execution shall be null and void ab initio and of no effect.

            Section 11. Withholding. The Company shall be entitled to withhold from any amounts to be paid to the Executive hereunder any federal, state, local, or foreign withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.



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            Section  12.  Governing  Law.  This  Agreement  and the  rights  and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law of Texas or any other jurisdiction.

            Section 13. Notice. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid:

      If to the Company:

            Specialty Teleconstructors, Inc.
            12001 State Highway 14 North
            Cedar Crest, New Mexico  87008
            Attention:  Chairman of the Board

      If to the Executive:

            Anthony S. Ocepek
            2335 South Ocean Blvd.
            Palm Beach, Florida  33480

or to such other address as the party to be notified shall have given to the other in accordance with the notice provisions set forth in this Section 13.

            Section 14. No Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

            Section  15.  Headings.    The headings  contained  herein  are  for
reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

            Section 16. Post-Merger Stockholders Agreement. The Executive hereby agrees to become a party to that certain Post-Merger Stockholders Agreement, dated as of the Effective Date, among the Company and the shareholders of the Company signatory thereto.


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            IN WITNESS WHEREOF,  the parties have executed this Agreement in one or more counterparts, each of which shall be deemed one and the same instrument, as of the day and year first written above.


                              SPECIALTY TELECONSTRUCTORS, INC.



                              By:
                              Name:
                              Title:



                              EXECUTIVE:




                              Anthony S. Ocepek